UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2011

DNB FINANCIAL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 27, 2011, the Company held its annual meeting of shareholders. At the annual meeting, three matters were submitted to a vote of shareholders: (1) the election of three nominees to the Board of Directors of the Company for terms expiring in 2014; (2) the approval of an advisory (non-binding) resolution concerning the Company’s executive Compensation, and (3) the ratification of the selection of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The number of votes cast for, against, or withheld as to each such matter or nominee, as well as the number of abstentions and broker non-votes as to each such matter or nominee, are set forth below.

Proposal 1 - Election of Directors

Nominee	FOR	WITHHELD
Gerard F. Griesser	1,737,507	78,831
William J. Hieb	1,715,735	100,603
James H. Thornton	1,737,308	79,031

Proposal 2 – Advisory (non-binding) resolution concerning the Company’s executive Compensation

	FOR	AGAINST	ABSTAIN
Advisory resolution concerning the Company’s executive Compensation	1,601,802	176,907	37,627

Proposal 3 - Ratification of Auditor

Auditor	FOR	AGAINST	ABSTAIN
ParenteBeard LLC	2,088,627	85,089	5,759

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB FINANCIAL CORPORATION

April 28, 2011	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive VP

EXHIBIT INDEX

None